Exhibit 99.1

BIOLASE REPORTS 2019 FOURTH QUARTER; NET REVENUE INCREASED 18% SEQUENTIALLY

–Full Year Gross Margin Increased by 120 Basis Points Year Over Year

–Fourth Quarter Operating Loss Improves by $3.5 Million Year Over Year

–Conference Call Today at 4:30pm ET

IRVINE, Calif., March 26, 2020 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today reported net revenue of $10.2 million and $37.8 million for the fourth quarter and year ended December 31, 2019, respectively.

Sequential Fourth Quarter Results Demonstrate Sequential Operating Momentum

•	Net revenue increased 18% sequentially
•	U.S. laser revenue increased 44% sequentially
•	International laser revenue increased 2% sequentially
•	Worldwide consumables and other revenue increased 1% sequentially
•	GAAP net loss decreased 48% year over year to $3.6 million
•	Adjusted EBITDA loss decreased 39% year over year to $1.6 million
•	Epic Hygiene laser for dental hygienists received FDA clearance in U.S.

“We made significant progress in 2019 as we continued to transition BIOLASE from an R&D-centric company into a commercially-focused business,” commented Todd Norbe, President and Chief Executive Officer.  “I believe the sequential improvement in the fourth quarter demonstrates the early success of our go-to-market strategy, under which we continue to rationalize our cost structure and rebuild our salesforce into a more disciplined customer-centric organization that is beginning to create positive change. I believe we have the right leadership team in place to achieve our growth and profitability objectives going forward.

“In December 2019, we received FDA clearance for our Epic Hygiene laser for dental hygienists, representing the achievement of another significant regulatory milestone, and just this week we received FDA clearance for LBR (laser bacterial reduction). This new laser system provides dental professionals a total solution to effectively manage non-surgical periodontitis. Our goal is to expand the reach of this great technology through increased awareness and improved sales and marketing execution.

“Lastly, I want to acknowledge the impact of the coronavirus pandemic and express our heartfelt concern to those who have been impacted. The safety of our employees, customers, partners and patients is paramount and we are taking every precaution to ensure their well-being during this difficult period as we face COVID-19. While it’s our hope that this situation is controlled as soon as possible, the matter remains very fluid and it’s difficult to predict when commercial activities, and more specifically, the dental market will return to normal levels. Given the recent dental office closures worldwide, we expect our first quarter 2020 sales to be down significantly year over year. Prior to the coronavirus pandemic we felt strongly that having filled almost all of our open U.S. sales territories would lead to year over year revenue improvement for the last three quarters of 2020, however, whether we can achieve this now depends on how quickly our U.S. and international business returns to some level of normalcy.”

2019 Fourth Quarter Financial Results

Net revenue for the fourth quarter of 2019 was $10.2 million, up 18% from the third quarter of 2019, and down 22% year over year compared to net revenue of $13.0 million for the fourth quarter of 2018. U.S. laser revenue was $3.3 million for the fourth quarter of 2019, up 43% from the third quarter of 2019, and down 41% compared to U.S. laser revenue of $5.6 million for the fourth quarter of 2018. U.S. consumables and other revenue for the fourth quarter of 2019, which consists of revenue from consumable products such as disposable tips, was down 3% compared to the third quarter of 2019 and down 29% year over year compared to the fourth quarter of 2018. International laser revenue increased to $3.5 million for the fourth quarter of 2019, up 2% both compared to the third quarter of 2019 $3.4 million for the fourth quarter of 2018.

Gross margin for the fourth quarter of 2019 was 43%, the same as for the fourth quarter of 2018, despite lower revenue. Total operating expenses were $7.5 million for the fourth quarter of 2019 compared to $12.1 million for the fourth quarter of 2018, a decrease of $4.7 million or 39% year over year. Operating loss for the fourth quarter of 2019 was $3.0 million, compared to an operating loss of $6.5 million for the fourth quarter of 2018, a decrease of $3.5 million year over year. The net loss for the fourth quarter of 2019 was $3.6 million, or $0.13 per share, compared to a net loss of $6.9 million, or $0.33 per share, for the fourth quarter of 2018.

For the fourth quarter of 2019, the Company had a $1.6 million, or $0.05 per share, Adjusted EBITDA loss compared with an Adjusted EBITDA loss of $2.7 million, or $0.13 per share, for the fourth quarter of 2018. A reconciliation of GAAP net loss to Adjusted EBITDA on an aggregate and a per share basis is at the end of this news release.

Cash, cash equivalents, and restricted cash totaled $6.1 million as of December 31, 2019.

Full Year 2019 Financial Results

Net revenue for the year ended December 31, 2019 was $37.8 million, a decrease of 18% compared to net revenue of $46.2 million for the year ended December 31, 2018. U.S. laser revenue was $11.1 million for the year ended December 31, 2019, a decrease of 28% compared to U.S. laser revenue of $15.5 million for the year ended December 31, 2018. U.S. consumables and other revenue for the year ended December 31, 2019, which consists of revenue from consumable products such as disposable tips, decreased 11% year over year. International laser revenue decreased to $11.7 million for the year ended December 31, 2019 compared to $14.2 million for the year ended December 31, 2018.

Gross margin for the year ended December 31, 2019 was 38% compared to 37% for the year ended December 31, 2018. Total operating expenses were $29.9 million for the year ended December 31, 2019 compared to $37.8 million for the year ended December 31, 2018, a decrease of $7.9 million year over year. Operating loss for the year ended December 31, 2019 was $15.6 million, compared to an operating loss of $20.9 million for the year ended December 31, 2018, a decrease of $5.3 million year over year. The net loss for the year ended December 31, 2019 was $17.9 million, or $0.77 per share compared to a net loss of $21.5 million, or $1.05 per share for the year ended December 31, 2018.

Adjusted EBITDA for the year ended December 31, 2019 was a loss of $10.4 million, or $0.44 per share compared with an Adjusted EBITDA loss of $14.5 million, or $0.71 per share for the year ended December 31, 2018.

Conference Call Information

BIOLASE, Inc. will host a conference call March 26, 2019 at 4:30 p.m. Eastern Time to discuss its operating results for the fourth quarter and full year ended December 31, 2019 and to discuss the expected impact of the COVID-19 pandemic on BIOLASE’s business. For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S./Canada is 800-353-6461. For international participants outside the U.S./Canada, the dial-in number is 334-323-0501. For all callers, refer to the Conference ID 7830999. To access the live webcast, visit the Investor Relations section of the BIOLASE website at www.biolase.com and see “Investor Events”.

An audio archive of the webcast will be available for 30 days on the Investor Relations section of the BIOLASE website.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine.  BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately patented 208 and 56 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold over 41,000 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the go-to-market sales strategy and anticipated sales during the first quarter of 2020. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, Executive Vice President and Chief Financial Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables Follow

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net revenue	$10,182	$13,045	$37,799	$46,155
Cost of revenue	5,765	7,432	23,511	29,260
Gross profit	4,417	5,613	14,288	16,895
Operating expenses:
Sales and marketing	3,731	5,084	14,396	18,121
General and administrative	2,634	3,080	10,748	11,771
Engineering and development	1,100	1,276	4,765	5,203
Disposal of internally developed software	—	1,185	—	1,185
Loss on patent litigation settlement	—	1,500	—	1,500
Total operating expenses	7,465	12,125	29,909	37,780
Loss from operations	(3,048)	(6,512)	(15,621)	(20,885)
Loss on foreign currency transactions	33	5	121	58
Interest expense, net	598	430	2,157	510
Non-operating loss	631	435	2,278	568
Loss before income tax provision	(3,679)	(6,947)	(17,899)	(21,453)
Income tax provision (benefit)	(111)	(28)	(44)	63
Net loss	$(3,568)	$(6,919)	$(17,855)	$(21,516)

Deemed dividend on convertible preferred stock:	$—	$—	$—	$—
Net loss per share attributable to common stockholders:	$(3,568)	$(6,919)	$(17,855)	$(21,516)
Basic	$(0.13)	$(0.33)	$(0.77)	$(1.05)
Diluted	$(0.13)	$(0.33)	$(0.77)	$(1.05)
Shares used in the calculation of net loss per share:
Basic	28,118	20,732	23,202	20,588
Diluted	28,118	20,732	23,202	20,588

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,	December 31,
	2019	2018
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,789	$8,044
Restricted cash	312	312
Accounts receivable, less allowance of $2,531 and $850 in 2019 and 2018, respectively	8,760	11,112
Inventory	10,995	12,248
Prepaid expenses and other current assets	1,163	1,591
Total current assets	27,019	33,307
Property, plant and equipment, net	1,193	1,975
Goodwill	2,926	2,926
Right of use asset	276	—
Other assets	433	308
Total assets	$31,847	$38,516

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,332	$5,953
Accrued liabilities	4,744	7,538
Deferred revenue	2,237	2,476
Term loan	13,466	—
Total current liabilities	25,779	15,967
Deferred income taxes, net	78	77
Deferred revenue, noncurrent	358	—
Warranty accrual, noncurrent	245	447
Other liabilities	1,045	100
Term loan	—	10,836
Total liabilities	27,505	27,427
Redeemable preferred stock:
Preferred stock, par value $0.001 per share	$3,965	$—
Total redeemable preferred stock	3,965	—
Stockholders’ equity:
Common stock, par value $0.001 per share	31	21
Additional paid-in capital	235,594	228,430
Accumulated other comprehensive loss	(701)	(670)
Accumulated deficit	(234,547)	(216,692)
Total stockholders’ equity	377	11,089
Total liabilities, redeemable preferred stock and stockholders’ equity	$31,847	$38,516

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Twelve Months Ended
	December 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(17,855)	$(21,516)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	982	945
Loss on disposal of assets	—	1,228
Provision for bad debts	1,695	469
Provision for inventory excess and obsolescence	413	166
Amortization of debt discounts	140	202
Amortization of debt issuance costs	188	126
Stock-based compensation	2,742	2,768
Warrants issued to consultants	48	—
Loss on patent litigation settlement	—	1,500
Deferred income taxes	7	(27)
Earned interest income, net	2	1
Changes in operating assets and liabilities:
Accounts receivable	655	(1,458)
Inventory	840	(127)
Prepaid expenses and other current assets	439	(25)
Accounts payable and accrued liabilities	(3,156)	1,762
Deferred revenue	114	(161)
Net cash and cash equivalents used in operating activities	(12,746)	(14,147)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(207)	(558)
Proceeds from disposal of property, plant, and equipment	—	36
Net cash and cash equivalents used in investing activities	(207)	(522)
Cash Flows from Financing Activities:
Principal payments under capital lease obligation	—	(46)
Borrowings under lines of credit	—	3,696
Payments under line of credit	—	(3,696)
Borrowings under term loan	2,500	12,500
Payments of debt issuance costs	(133)	(1,058)
Proceeds from equity offering costs, net of expenses	9,171	—
Payments of equity offering costs	(821)	(164)
Proceeds from exercise of stock options	4	3
Net cash and cash equivalents provided by financing activities	10,721	11,235
Effect of exchange rate changes	(23)	(106)
Decrease in cash, cash equivalents and restricted cash	(2,255)	(3,540)
Cash, cash equivalents and restricted cash, beginning of period	8,356	11,896
Cash, cash equivalents and restricted cash, end of period	$6,101	$8,356
Supplemental cash flow disclosure - cash paid
Cash paid for interest	$1,784	$23
Cash paid for income taxes	$35	$44
Cash paid for operating leases	$797	$—
Supplemental cash flow disclosure - non cash
Non-cash accrual for capital expenditures	$18	$31
Non-cash accrual for equity offering costs	$129	$—
Non-cash right-of-use assets obtained in exchange for lease obligation	$276	$—
Loss on patent litigation settlement	$—	$1,500
Settlement of liability awards	$201	$—
Warrants issued in connection with debt instruments	$161	$847

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents. In 2019, the Company revised its non-GAAP financial measures to include the change in allowance for doubtful accounts in an effort to better align its Adjusted EBITDA with our loan covenants and how management evaluates business performance. Prior year non-GAAP disclosures have been revised to conform to the current definition of Adjusted EBITDA.

Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation and allowance for doubtful accounts. Management uses adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP net loss attributable to common stockholders	$(3,568)	$(6,919)	$(17,855)	$(21,516)
Deemed dividend on convertible preferred stock	—	—	—	—
GAAP net loss	$(3,568)	$(6,919)	$(17,855)	$(21,516)
Adjustments:
Interest expense, net	598	430	2,157	510
Income tax provision (benefit)	(111)	(28)	(44)	63
Depreciation and amortization	215	233	969	945
Change in allowance for doubtful accounts	452	—	1,681	—
Disposal of internally developed software	—	1,185	—	1,185
Loss on patent litigation	—	1,500	—	1,500
Stock-based compensation	769	906	2,742	2,768
Adjusted EBITDA	$(1,645)	$(2,693)	$(10,350)	$(14,545)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.13)	$(0.33)	$(0.77)	$(1.05)
Deemed dividend on convertible preferred stock	—	—	—	—
GAAP net loss per share, basic and diluted	$(0.13)	$(0.33)	$(0.77)	$(1.05)
Adjustments:
Interest expense, net	0.02	0.02	0.09	0.02
Income tax provision (benefit)	—	—	—	—
Depreciation and amortization	0.01	0.01	0.04	0.05
Change in allowance for doubtful accounts	0.02	—	0.07	—
Disposal of internally developed software	—	0.06	—	0.06
Loss on patent litigation	—	0.07	—	0.07
Stock-based compensation	0.03	0.04	0.12	0.13
Adjusted EBITDA, basic and diluted	$(0.05)	$(0.13)	$(0.44)	$(0.71)